CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 29, 2007, relating to the consolidated financial statements of Yamana Gold Inc, and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 40-F of Yamana Gold Inc for the year ended December 31, 2006.

Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, British Columbia
August 10, 2007